Exhibit  77Q1


AMENDMENT #5
TO THE BY-LAWS
OF
EDWARD JONES MONEY MARKET FUND

Effective January 1, 2006

Strike Section 1, Officers,
and Section 2, Election of
Officers from Article I -
OFFICERS AND
THEIR ELECTION, and replace
with the following:

Section 1.  Officers. The
Officers of the Trust shall
be a President, one or more
Executive Vice
Presidents, one or more Senior
Vice Presidents, one or more
Vice Presidents, a Treasurer,
and a
Secretary.  The Board of
Trustees, in its discretion,
may also elect or appoint one
or more Vice
Chairmen of the Board of Trustees
(who need not be a Trustee), and
other Officers or agents,
including one or more Assistant
Vice Presidents, one or more
Assistant Secretaries, and one or
more Assistant Treasurers.  An
Executive Vice President,
Senior Vice President or Vice
President, the Secretary or the
Treasurer may appoint an Assistant
Vice President, an Assistant
Secretary or an Assistant Treasurer,
respectively, to serve until the
next election of Officers.  Two
or more offices may be held by a
single person except the offices
of President and Executive Vice
President, Senior Vice President
or Vice President may not be held
by the same person
concurrently.  It shall not be
necessary for any Trustee or any
Officer to be a holder of shares in
any Series or Class of the Trust.
Any officer, or such other person
as the Board may appoint, may
preside at meetings of the
shareholders.

Section 2.  Election of Officers.
The Officers shall be elected
annually by the Trustees.  Each
Officer shall hold office for
one year and until the election
and qualification of his successor, or
until earlier resignation or removal.

Strike Sections 2, Chairman of
the Trustees, Section 3, Vice
Chairman of the Trustees, Section 4,
President, and Section 5,
Vice President from Article II -
POWERS AND DUTIES OF
TRUSTEES AND OFFICERS, and replace
with the following:

Section 2.  Chairman of the Board.
The Board may elect from among
its members a Chairman of
the Board.  The Chairman shall
at all times be a Trustee who
meets all applicable
regulatory and
other relevant requirements
for serving in such capacity.
The Chairman shall not be an
officer of
the Trust, but shall preside
over meetings of the Board and
shall have such other
responsibilities
in furthering the Board functions
as may be assigned from time to
time by the Board of Trustees
or prescribed by these By-Laws.
It shall be understood that the
election of any Trustee as
Chairman shall not impose on
that person any duty, obligation,
or liability that is greater
than the
duties, obligations, and liabilities
imposed on that person as a Trustee
in the absence of such
election, and no Trustee who is so
elected shall be held to a higher
standard of care by virtue
thereof.  In addition, election as
Chairman shall not affect in any way
that Trustee's rights or
entitlement to indemnification under
the By-Laws or otherwise by the Trust.
The Chairman shall
be elected by the Board annually to
hold office until his successor
shall have been duly elected
and shall have qualified, or until
his death, or until he shall have
resigned, or have been removed,
as herein provided in these By-Laws.
Each Trustee, including the Chairman,
shall have one vote.

Resignation.  The Chairman may resign
at any time by giving written
notice of resignation to the
Board.  Any such resignation shall
take effect at the time specified
in such notice, or, if the time
when it shall become effective
shall not be specified therein,
immediately upon its receipt; and,
unless otherwise specified therein,
the acceptance of such resignation
shall not be necessary to
make it effective.

Removal.  The Chairman may be
removed by majority vote of the
Board with or without cause at
any time.

Vacancy.  Any vacancy in the office
of Chairman, arising from any cause
whatsoever, may be
filled for the unexpired portion
of the term of the office which
shall be vacant by the vote of the
Board.

Absence.  If, for any reason,
the Chairman is absent from a
meeting of the Board, the Board
may
select from among its members who
are present at such meeting a
Trustee to preside at such
meeting.

Section 3.  Vice Chairman of the
Trustees.  Any Vice Chairman shall
perform such duties as may
be assigned to him from time to time
by the Trustees.  The Vice
Chairman need not be a Trustee.

Section 4.  President.  The President
shall be the principal executive
officer of the Trust.  He shall
counsel and advise the Chairman.
He shall have general supervision
over the business of the
Trust and policies of the Trust.
He shall employ and define the
duties of all employees, shall
have power to discharge any such
employees, shall exercise general
supervision over the affairs
of the Trust and shall perform such
other duties as may be assigned to
him from time to time by
the Trustees, the Chairman or the
Executive Committee.  The President
shall have the power to
appoint one or more Assistant
Secretaries or other junior officers,
subject to ratification of such
appointments by the Board.  The
President shall have the power to
sign, in the name of and on
behalf of the Trust, powers of
attorney, proxies, waivers of
notice of meeting, consents
and other
instruments relating to securities
or other property owned by
the Trust, and may, in the name of
and on behalf of the Trust, take all
such action as the President may
deem advisable in entering
into agreements to purchase
securities or other property in
the ordinary course of business,
and to
sign representation letters in
the course of buying securities
or other property.

Section 5.  Vice President.
The Executive Vice President,
Senior Vice President or Vice
President, if any, in order of
their rank as fixed by the Board
or if not ranked, a Vice President
designated by the Board, in the
absence of the President shall
perform all duties and may exercise
any of the powers of the President
subject to the control of the Trustees.
Each Executive Vice
President, Senior Vice President
and Vice President shall perform
such other duties as may be
assigned to him from time to time
by the Trustees, the Chairman,
the President, or the Executive
Committee.  Each Executive Vice
President, Senior Vice President
and Vice President shall be
authorized to sign documents on
behalf of the Trust.  The Executive
Vice President, Senior Vice
President and Vice President shall
have the power to sign, in the name
of and on behalf of the
Trust and subject to Article VIII,
Section 1, powers of attorney, proxies,
waivers of notice of
meeting, consents and other instruments
relating to securities or other
property owned by the
Trust, and may, in the name of and
on behalf of the Trust, take all such
action as the Executive
Vice President, Senior Vice President
or Vice President may deem advisable
in entering into
agreements to purchase securities or
other property in the ordinary course
of business, and to sign
representation letters in the
course of buying securities
or other property.